Exhibit 15(b)

PRICEWATERHOUSECOOPERS
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                                            PRICEWATERHOUSECOOPERS LLP
                                            400 South Hope Street
                                            Los Angeles CA 90071-2889
                                            Telephone  (213) 236 3000






July 15, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

          We are aware that our reports dated May 24, 1999 and May 17, 1999 on our review of interim financial information of UniSource Energy Corporation (the Company) and Tucson Electric Power Company (TEP), respectively, for the period ended March 31, 1999 and 1998 and included in the Company's and TEP's quarterly report on Form 10-Q for the quarter then ended are incorporated by reference in the Company's Registration Statement dated on or about
July 19, 1999.

Yours very truly,


/s/ PricewaterhouseCoopers LLP